Exhibit (a)(1)(J)

Form of Confirmation E-mail to Eligible Employees who Elect to Participate in the Offer to Exchange

Certain Outstanding Options for Restricted Stock Units

From:	OptionExchange@Polycom.com
Sent:	[DATE]
To:	[NAME]
Subject:	Confirmation of Election

Date	[DATE AND TIME]

Dear	[NAME]

Your offer election has been recorded as follows:

Eligible Option Grant Date	Eligible Option Number	Eligible Option Exercise Price Per Share	Total Number of Eligible Options	Number of Vested Shares Subject to Eligible Option	Exchange Ratio	Replacement Restricted Stock Units	Elect to Exchange Entire Eligible Option

[DATE]	[NUMBER]	[PRICE]	[NUMBER]	[NUMBER]	[RATIO]	[NUMBER]	☐ Yes ☐ No

[DATE]	[NUMBER]	[PRICE]	[NUMBER]	[NUMBER]	[RATIO]	[NUMBER]	☐ Yes ☐ No

[DATE]	[NUMBER]	[PRICE]	[NUMBER]	[NUMBER]	[RATIO]	[NUMBER]	☐ Yes ☐ No

Totals			[NUMBER]			[NUMBER]

Replacement RSUs will be granted on the RSU grant date of this offer, currently expected to be August 21, 2009.

The replacement RSUs will vest according to the following vesting schedule, but only if you remain employed with Polycom or its subsidiaries through each relevant vesting date:

•

Except for Chinese national employees working in China, one-half of the shares subject to the RSU grant will be scheduled to vest on the first anniversary of the RSU grant date and the remaining one-half of the shares subject to the RSU grant will be scheduled to vest on the second anniversary of the RSU grant date. In order to eliminate fractional vesting (such that a whole number of shares subject to the RSU will vest on each vesting date) if any fractional shares are scheduled to vest, the number of shares that vest on the first anniversary of the RSU grant date will be rounded down to the nearest whole number of RSUs and the number of shares that vest on the second anniversary of the RSU grant date will be rounded up to the next whole number of shares.

•

RSUs granted to Chinese national employees working in China will vest in accordance with the vesting schedule set forth above, provided Polycom has obtained all necessary approvals from the State Administration Foreign Exchange or its local counterpart (“SAFE”) under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals for RSUs granted under the 2004 Plan. If you are a Chinese national employee working in China, one-half of the shares subject to your RSUs will be scheduled to vest on the later of (i) the first anniversary of the RSU grant date, or (ii) the date on which the Company has received all necessary exchange control and other approvals from SAFE under applicable exchange control rules for RSUs granted under the 2004 Plan; and the remaining one-half of the shares subject to the RSUs will be scheduled to vest on the later of (i) the second anniversary of the RSU grant date, or (ii) the date on which the Company has received all necessary approvals from SAFE under applicable exchange control rules for RSUs granted under the 2004 Plan.

•

In countries where the cancellation of eligible options for the issuance of RSUs is or may be considered a taxable event subject to tax withholding, Polycom retains the discretion to accelerate the vesting of a sufficient number of RSUs to cover the amount of tax due at the time of the exchange of eligible options for the issuance of RSUs. Polycom may accelerate vesting of RSUs for such purpose with respect to employees located in Canada, as it is a country in which the exchange may be a taxable event subject to tax withholding (see Schedule E of the Offer to Exchange).

If you have submitted your election electronically, we strongly encourage you to print this email and keep it for your records.

Please note that you may change your election by submitting a new election, according to the procedures described in the instructions, by the expiration date, which will be 9:00 p.m., Pacific Time, on August 21, 2009, unless we extend the offer.

Form of Confirmation E-mail to Eligible Employees who Withdraw their Options from the Offer to

Exchange Certain Outstanding Options for Restricted Stock Units

From:	OptionExchange@Polycom.com
Sent:	[DATE AND TIME]
To:	[NAME]
Subject:	Confirmation of Election

Date	[DATE AND TIME]

Dear	[NAME]

We show that you have elected not to tender one or more of your Eligible Options pursuant to the Polycom offer.

Eligible Option Grant Date	Eligible Option Number	Eligible Option Exercise Price Per Share	Total Number of Eligible Options	Number of Vested Shares Subject to Eligible Option	Exchange Ratio	Replacement Restricted Stock Units	Elect to Exchange Entire Eligible Option

[DATE]	[NUMBER]	[PRICE]	[NUMBER]	[NUMBER]	[RATIO]	[NUMBER]	☐ Yes ☐ No

[DATE]	[NUMBER]	[PRICE]	[NUMBER]	[NUMBER]	[RATIO]	[NUMBER]	☐ Yes ☐ No

[DATE]	[NUMBER]	[PRICE]	[NUMBER]	[NUMBER]	[RATIO]	[NUMBER]	☐ Yes ☐ No

Totals			[NUMBER]			[NUMBER]

Replacement RSUs will be granted on the RSU grant date of this offer, currently expected to be August 21, 2009.

The replacement RSUs will vest according to the following vesting schedule, but only if you remain employed with Polycom or its subsidiaries through each relevant vesting date:

•

Except for Chinese national employees working in China, one-half of the shares subject to the RSU grant will be scheduled to vest on the first anniversary of the RSU grant date and the remaining one-half of the shares subject to the RSU grant will be scheduled to vest on the second anniversary of the RSU grant date. In order to eliminate fractional vesting (such that a whole number of shares subject to the RSU will vest on each vesting date) if any fractional shares are scheduled to vest, the number of shares that vest on the first anniversary of the RSU grant date will be rounded down to the nearest whole number of RSUs and the number of shares that vest on the second anniversary of the RSU grant date will be rounded up to the next whole number of shares.

•

RSUs granted to Chinese national employees working in China will vest in accordance with the vesting schedule set forth above, provided Polycom has obtained all necessary approvals from the State Administration Foreign Exchange or its local counterpart (“SAFE”) under the Implementing

Rules of the Measures for Administration of Foreign Exchange of Individuals for RSUs granted under the 2004 Plan. If you are a Chinese national employee working in China, one-half of the shares subject to your RSUs will be scheduled to vest on the later of (i) the first anniversary of the RSU grant date, or (ii) the date on which the Company has received all necessary exchange control and other approvals from SAFE under applicable exchange control rules for RSUs granted under the 2004 Plan; and the remaining one-half of the shares subject to the RSUs will be scheduled to vest on the later of (i) the second anniversary of the RSU grant date, or (ii) the date on which the Company has received all necessary approvals from SAFE under applicable exchange control rules for RSUs granted under the 2004 Plan.

•

In countries where the cancellation of eligible options for the issuance of RSUs is or may be considered a taxable event subject to tax withholding, Polycom retains the discretion to accelerate the vesting of a sufficient number of RSUs to cover the amount of tax due at the time of the exchange of eligible options for the issuance of RSUs. Polycom may accelerate vesting of RSUs for such purpose with respect to employees located in Canada, as it is a country in which the exchange may be a taxable event subject to tax withholding (see Schedule E of the Offer to Exchange).

Your election not to participate in the offer with respect to some or all of your eligible options means that you decline the replacement of the options that you have chosen not to exchange.

If the above is not your intent, you are encouraged to log into the offer website again to change your election by the expiration date, which will be 9:00 p.m., Pacific Time, on August 21, 2009 (unless we extend the offer). If we extend the offer, you must change your election by the extended expiration date of the offer. To access the offer website, select the following hyperlink: https://polycom.equitybenefits.com/. You also may submit your election form by facsimile at 1-925-924-5702 using the election form provided to you in the launch email from OptionExchange@Polycom.com, dated July 27, 2009.

Should you have any questions, please feel free to contact the Polycom Stock Administration Department at by phone at 1-925-924-5727 or email at OptionExchangeQuestions@Polycom.com.